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                                                                 Exhibit (j)(2)

                    CONSENT OF WILLKIE FARR & GALLAGHER LLP

       We hereby consent to the reference to our firm included in the statement of additional information of Sanford C. Bernstein Fund II, Inc. filed as part of Post-Effective Amendment No. 11 to the Registration Statement (File
No. 333-82336) and to the use of our opinion of counsel, incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 6 to the Registration Statement on Form N-1A (File No. 333-82336).

                                                  /s/ Willkie Farr & Gallagher
                                                  -----------------------------
                                                  Willkie Farr & Gallagher LLP

New York, New York
January 28, 2011